Exhibit e(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                    AGREEMENT

                                       For

                           SUBADMINISTRATIVE SERVICES

AGREEMENT made as of October ___, 2000 by and between 21ST CENTURY ENTERPRISES, INC., a corporation having its principal office and place of business at ________________, (the "Administrator"); FEDERATED SERVICES COMPANY, a Pennsylvania corporation, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 on behalf of itself and its subsidiaries (the "Subadministrator"); and 4 WINDS FAMILY OF FUNDS, a Delaware business trust having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7002 (the "Investment Company").

WHEREAS, Administrator serves as administrator to the Investment Company on behalf of the portfolios (individually referred to herein as a "Fund" and collectively or "Funds") pursuant to an Agreement for Administrative Services dated October ___, 2000, between the Funds and the Administrator (the "Administration Agreement"); and

WHEREAS, the Investment Company and the Administrator desire to retain Subadministrator to assist in rendering administrative services to the Funds, and Subadministrator is willing to render such services on the terms hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE:  SUBADMINISTRATION SERVICES

ARTICLE 1.  APPOINTMENT.
-----------------------

      The Investment Company and the Administrator hereby appoint
Subadministrator as subadministrator for the period on the terms and conditions set forth in this Agreement. Subadministrator hereby accepts such appointment and agrees to furnish the services set forth in Article 2 of this Agreement in return for the compensation set forth in Article 4 of this Agreement.

ARTICLE 2.  SUBADMINISTRATOR'S DUTIES.
-------------------------------------

       As subadministrator, the Subadministrator will provide facilities, equipment, and personnel to carry out such of the following administrative services for operation of the business and affairs of the Investment Company as the Investment Company and Subadministrator shall agree to be reasonably necessary for the proper administration of Investment Company:

A. prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the Charter (which has already been prepared and filed), the By-laws and minutes of meetings of the Board and Shareholders;

B. prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Investment Company and the Investment Company's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its shares;

C. prepare, negotiate, and administer contracts (if any) on behalf of the Investment Company with, among others, the Investment Company's investment advisers and distributors, subject to any applicable restrictions of the Board or the 1940 Act;

D. calculate performance data of the Investment Company for dissemination to information services covering the investment company industry;

E.    prepare and file the Investment Company's tax returns;

F. coordinate the layout and printing of publicly disseminated prospectuses and reports;

G. perform internal audit examinations in accordance with a charter to be adopted by the Company and the Investment Company;

H.   assist  with the  design,  development,  and  operation  of the  Investment
     Company;

I. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board; and

J. consult with the Investment Company and its Board on matters concerning the Investment Company and its affairs.

           The foregoing, along with any additional services that the Subadministrator shall agree in writing to perform for the Investment Company under this Section One, shall hereafter be referred to as "Administrative Services."

      ARTICLE 3.  RECORDS.
      -------------------

           The Subadministrator shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by the Subadministrator for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of the Subadministrator shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during the Subadministrator normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by the Subadministrator to the Investment Company or the Investment Company's authorized representatives.

      ARTICLE 4.  DUTIES OF THE INVESTMENT COMPANY.

      The Investment Company assumes full responsibility for the preparation, contents and distribution of its own offering document and for complying with all applicable requirements the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

      ARTICLE 5.  EXPENSES.
      --------------------

      The Company shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Subadministrative Services to the Investment Company, including the compensation of the Company employees who serve as trustees or directors or officers of the Investment Company. The Investment Company shall be responsible for all other expenses incurred by the Company on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not the Company's employees, trade association dues, and other expenses properly payable by the Funds and/or the Classes.

      ARTICLE 6.  COMPENSATION.
      ------------------------

            For the Administrative Services provided, the Investment Company hereby agrees to pay and the Subadministrator hereby agrees to accept as full compensation for its services rendered hereunder a subadministrative fee at an annual rate per Fund, as specified below, and the parties hereto hereby agree that the administrative fee payable by the Investment Company to the Administrator under the Administration Agreement shall be diminished by the amount of the Subadministrative fees so paid.

            Max. Subadmin.          Average Daily Net Assets
                    Fee                   of the Funds

                 .150%                 on the first $250 million
                 .125%                 on the next $250 million
                 .100%                 on the next $250 million
                 .075%                 on assets in excess of $750 million

            (Average Daily Net Asset break-points are on a complex-wide basis)

      However, in no event shall the subadministrative fee received during any year of the Agreement be less than or be paid at a rate less than would aggregate $75,000 per Fund and $30,000 per Class. The minimum fee set forth above in this Article 6 may increase annually upon each anniversary of this Agreement over the minimum fee during the prior 12 months, as calculated under this Agreement, in an amount equal to the increase in Pennsylvania Consumer Price Index (not to exceed 6% annually) as last reported by the U.S. Bureau of Labor Statistics for the twelve months immediately preceding such anniversary. In accordance with the foregoing, the parties hereby agree that the Investment Company's obligation to make payments of the administrative services fee to the Administrator under the Administration Agreement is subject to the obligation of the Investment Company to pay to Subadministrator the minimum fee set forth in this paragraph, that is, if the asset level of a Fund does not result in a Subadministrative Fee payment to FSC of $75,000 for a Fund with a single class ($105,000 for a Fund with two classes) there will be no compensation payable to Administrator under the Administration Agreement in respect of such Fund.

      ARTICLE 7.  LIMITATION OF LIABILITY.
      -----------------------------------

A. Subadministrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by Administrator or the Investment Company in connection with Subadministrator's performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of reckless disregard thereof.

B. Subadministrator shall indemnify and hold Administrator and the Investment Company harmless, and Administrator and the Investment Company shall be without any liability for any loss suffered by Subadministrator, provided that such loss results from Subadministrator's willful misfeasance, bad faith gross negligence or reckless disregard with respect to Subadministrator's performance of its duties and obligations under this Agreement.

C. Administrator shall indemnify and hold Subadministrator harmless, and Subadministrator shall be without any liability for any loss suffered by Subadministrator, with respect to Subadministrator's performance of its duties and obligations under this Agreement, provided that such loss results from Administrator's willful misfeasance, bad faith, gross negligence or reckless disregard with respect to Administrator's performance of its duties and obligations as administrator of the Investment Company.

D. Subadministrator shall be kept indemnified and held harmless by Administrator and the Investment Company and be without liability for any action taken or thing done by Subadministrator in reliance on any information concerning the Investment Company furnished by Administrator.

E. Administrator and the Investment Company shall be kept indemnified and held harmless by Subadministrator and be without liability for any action taken or thing done by Administrator in reliance on any information concerning the Investment Company furnished by Subadministrator.

SECTION TWO:  General Provisions.

ARTICLE 8.  ASSIGNMENT.
----------------------

      Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by any party without the written consent of the other parties. This agreement shall inure to the benefit of an be binding upon the parties and their respective permitted successors and assigns.

ARTICLE 9.  REPRESENTATIONS AND WARRANTIES.
------------------------------------------

      Administrator and Subadministrator each represents and warrants to the other that:

(1) it is a corporation duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation;

(2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

(3) It is empowered under applicable laws and by its charter and By-Laws to enter into and perform this Agreement;

(4) All requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

(5) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

ARTICLE 10.  NOTIFICATION.
-------------------------

      In order that the indemnification provisions contained in Article 7 shall apply, upon the assertion of a claim for which any party may be required to indemnify any of the other, the party seeking indemnification shall promptly notify the other parties of such assertion, and shall keep the other parties advised with respect to all developments concerning such claim. Any party who may be required to indemnify shall have the option to participate with any party seeking indemnification in the defense of such claim. Any party seeking indemnification shall in no case confess any claim or make any compromise in any case in which any other party may be required to indemnify it except with the other party's prior written consent.

Article 11.  Term and Termination of Agreement.

      This Agreement shall be effective from October ___, 2000 and shall continue until October ___, 2005 ("Term"). Thereafter, this Agreement shall be automatically renewed each year for an additional term of one year, unless notice of termination has been delivered by either party to the other no less than one year before the beginning of any such additional term. In the case of any notice of termination purporting to terminate this Agreement by Administrator, such notice must be authorized by the Board of Trustees of the Fund. The termination date for all original or after-added Funds which are, or become, a party to this Agreement shall be coterminous. Investment Companies that merge or dissolve during the Term, shall cease to be a party on the effective date of such merger or dissolution.

      Should the Administrator exercise its rights to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Administrator. Additionally, the Subadministrator reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Article 7 shall survive the termination of this Agreement.

ARTICLE 11.  AMENDMENT.
----------------------

      This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE 12.  GOVERNING LAW.
--------------------------

      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 12.  NOTICES.
--------------------

      Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Administrator at ________________ _____________________________, or to the Subadministrator at
Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Administrator or the Subadministrator may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

ARTICLE 13.  COUNTERPARTS.
-------------------------

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

ARTICLE 14.  FORCE MAJEURE.
--------------------------

      The Subadministrator shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Administrator as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                    21ST CENTURY ENTERPRISES, INC.
                                    FEDERATED SERVICES COMPANY



                                    By: ________________________________
                                    Name:
                                    Title:



                                    FEDERATED SERVICES COMPANY



                                    By: ________________________________
                                    Name:
                                    Title:


                                    4 WINDS FAMILY OF FUNDS



                                    By: ________________________________
                                    Name:
                                    Title: